Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, including any amendments thereto, of our report dated June 9, 2010, relating to the consolidated financial statements as of March 31, 2010 and 2009 and for each of the years in the three year period ended March 31, 2010 of Clifton Savings Bancorp, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the captions “Experts” and “Legal and Tax Opinions” in the Prospectus.

Clark, New Jersey

January 28, 2011